EXHIBIT 23.6



                      [Letterhead of Coopers & Lybrand]




                      CONSENT OF INDEPENDENT ACCOUNTANTS





We consent to the incorporation by reference in this registration statement on Form S-4 of our report dated March 15, 1996, on our audits of the financial statements and financial statement schedule of Metropolitan Realty Corporation included in the 1995 Form 10-K, as amended. We also consent to the reference to our Firm under the captions "Experts," "Summary Selected Financial Data" and "Selected Financial Data."



/s/ Coopers & Lybrand L.L.P.
Detroit, Michigan
June 27, 1996